UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2021 (October 7, 2021)

Trinity Place Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of Principal Executive Offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Forbearance Agreements

As previously reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 11, 2021 (the “10-Q”), on August 5 and August 10, 2021, with effect as of June 30, 2021, Trinity Place Holdings Inc. (the “Company”) entered into forbearance agreements (together, the “Forbearance Agreements”) with the lender and administrative agent under the Company’s 77 Greenwich construction facility (the “77 Greenwich Lender”) and the lender under the Company’s mezzanine loan (the “Mezzanine Loan Lender” and together with the 77 Greenwich Lender, the “Lenders”) and the subsidiaries of the Company that are borrowers under such loans, pursuant to which the Lenders agreed to forbear from exercising their rights and remedies with respect to the Senior Loan Defaults and the Mezzanine Loan Defaults, respectively, each as defined in the 10-Q. In addition the lender and administrative agent under the Company’s corporate credit facility (the “CCF Lender”) agreed that no event of default under the corporate credit facility was deemed to have occurred as a result of the Mezzanine Loan Defaults.

The Forbearance Agreements terminated automatically in accordance with their terms on October 1, 2021. On October 8, 2021, the Company entered into new forbearance agreements with the 77 Greenwich Lender, the Mezzanine Loan Lender and the CCF Lender, with effect as of October 1, 2021, which are substantially similar to the Forbearance Agreements, reflect certain additional events of default that occurred after the date of the Forbearance Agreements, and extended the forbearance period through October 29, 2021 (the “New Forbearance Agreements”).

The foregoing description of the New Forbearance Agreements is not complete and is qualified in its entirety by reference to the full text of the New Forbearance Agreements, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On October 7, 2021, the Company entered into a loan agreement with its partner in the 50-50 joint venture owning The Berkley, a high end residential apartment building in Williamsburg, Brooklyn, pursuant to which the partner will lend the Company up to $10,500,000 in principal amount, $500,000 of which proceeds are available only to be applied to interest payments, secured by the Company’s interest in the joint venture entity, maturing in one year, with two additional 12-month extension options subject to satisfaction of certain conditions. The loan bears interest at a rate of 10% per year, with a portion deferred until maturity. The proceeds of the loan are planned to be part of the sources and uses for the refinancing of the 77 Greenwich construction loan with a new inventory loan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Forbearance Agreement entered into on October 8, 2021, effective as of October 1, 2021, by and among TPHGreenwich Owner LLC, Trinity Place Holdings Inc., TPHGreenwich Mezz LLC and Massachusetts Mutual Life Insurance Company.

10.2	Forbearance Agreement entered into on October 8, 2021, effective as of October 1, 2021, by and among TPHGreenwich Subordinate Mezz LLC, Trinity Place Holdings Inc., TPHS Lender II LLC, as lender and as administrative agent for the benefit of Lender.

104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: October 15, 2021	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer